Exhibit 10.1


                      Agreement and Plan of Reorganization

                                 by and between
                            Premium Enterprises, Inc.
                             a Colorado corporation
                                       and
                               eTotalsource, Inc.
                            a California corporation

                            dated: December 18, 2002







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                      AGREEMENT AND PLAN OF REORGANIZATION

                           Premium Enterprises, Inc..
                                       and
                               eTotalsource, Inc.

         This Agreement and Plan of Reorganization ("Agreement"), dated as of December 18, 2002, among Premium Enterprises, Inc. (APMN@), a Colorado Corporation, eTotalsource, Inc. ("ETS"), a California Corporation, and the subscribing shareholders of eTotalsource, Inc. ("ETS Shareholders") who will join this Agreement by execution.


                              W I T N E S S E T H:

         A. WHEREAS, ETS and PMN are corporations duly organized under the laws of the State of California and Colorado, respectively.

         B. Plan of Reorganization. The subscribing ETS Shareholders are the owners of at least 90%of the issued and outstanding common stock of ETS. It is the intention that 90% of the issued and outstanding stock of ETS shall be acquired by PMN in exchange solely for its voting stock. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Exchange of Shares. PMN and the subscribing ETS Shareholders agree that 90% of the approximately 3,143,434 common shares issued and outstanding of ETS shall be exchanged with PMN for 17,000,000 shares of the common stock of PMN. The PMN shares, on the closing date, shall be delivered ratably divided to the individual subscribing shareholders of ETS in exchange for their ETS shares as hereinafter set forth.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Colorado Business Corporation Act.

         NOW, THEREFORE, it is agreed among the parties as follows:


                                    ARTICLE I

                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Effective Date" (as herein defined), the subscribing Shareholders of ETS shall exchange all of their shares of ETS (constituting at least 90% of the issued and outstanding common stock of ETS) for


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     17,000,000 common shares of PMN common stock. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as practicable after joinder in this exchange by ETS Shareholders holding at least 90% of the outstanding ETS common shares, except that such transaction must be completed on or before Oct. 30, 2002, or this Agreement shall expire unless extended in writing.

         On the Closing Date, all of the documents to be furnished to PMN and ETS, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2 At the Effective Date, ETS shall become a wholly owned subsidiary of PMN. WFNN=s shareholders shall receive pro rata shares of no par value voting common stock as follows:

                  PMN shall issue 17,000,000 of its shares of common stock for 90% of the outstanding common shares of ETS to the subscribing shareholders of ETS, ratably according to their interests.

         1.3 If this Agreement is duly executed by the holders of 90% of the outstanding common stock of ETS, subject to the other provisions hereof, it shall become effective, and such date of final execution shall be the effective date of this Agreement.


                                   ARTICLE II

                         Issuance and Exchange of Shares

         2.1 The shares of no par value common stock of PMN shall be issued by it to the subscribing ETS shareholders at Closing.

         2.2 PMN represents that no outstanding options or warrants for its unissued shares exist, however, after this transaction and after effecting a reverse split of one for four issued and outstanding shares after completion of this transaction, the company has committed to and intends to issue a total of 300,000 common shares registered on form S-8, for past services rendered, by the transfer agent, attorneys, compensation to the President and 500,000 restricted common shares, for cash advances made to pay for services for the company, and consulting fees in satisfaction of certain accrued and accruing liabilities.

         2.3 The stock transfer books of ETS shall be closed on the Effective Date, and thereafter no transfers of the stock of ETS shall be made. ETS shall appoint an exchange agent ("Exchange Agent"), to accept surrender of the certificates representing


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the common shares of ETS, and to deliver in exchange for such surrendered certificates, shares of common stock of PMN. The authorization of the Exchange Agent may be terminated by PMN after six months following the Effective Date. Upon termination of such authorization, any shares of ETS and any funds held by the Exchange Agent for payment to ETS shareholders pursuant to this Agreement shall be transferred to PMN or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of ETS are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of PMN (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of ETS shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.4 No fractional shares of PMN stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.

         2.5 At the Effective Date, each holder of a certificate or certificates representing common shares of ETS, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been validly asserted and perfected pursuant to California law shall not be converted into shares of PMN common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of ETS previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of ETS at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of ETS have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III

                           Representations, Warranties
                       and Covenants of ETotalsource, Inc.

     No representations or warranties are made by any director, officer, employee or shareholder of ETS as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "ETS Disclosure Statement"), if any. ETS hereby represents, warrants and covenants to PMN except as stated in the ETS Disclosure Statement, as follows:

         3.1 ETS is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Certificate of Incorporation and Bylaws of ETS are complete and accurate, and the minute books of ETS contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of ETS.

         3.2 The aggregate number of shares which ETS is authorized to issue is 40,000,000 shares of common stock of which 2,804,000 shares are issued and outstanding; 10,000,000 shares of preferred stock, of which 339,434 are issued and outstanding. There are 2,804,000 shares reserved to cover options, warrants and convertible Notes.

         3.3 ETS has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by ETS will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of ETS.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by ETS= Board of Directors.

         3.6 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of ETS, threatened against ETS or affecting any of its assets or properties, and to the knowledge of ETS' officers, ETS is not in any material breach or violation of or default under any contract or instrument to which ETS is a party, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to ETS.

         3.7 The representations and warranties of ETS shall be true and correct as of the date hereof and as of the Effective Date.

         3.8 No representation or warranty by ETS in this Agreement, the ETS Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.


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         3.9 To the knowledge of the executive officers of ETS, all trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of ETS' business, whether registered or unregistered (collectively the AProprietary Rights@) are owned by ETS. To the knowledge of the executive officers of ETS, ETS created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the Proprietary Rights stand solely in the name of ETS and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to the executive officers of ETS, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of the executive officers of ETS, ETS" ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of the executive officers of ETS, threatened to the effect that the operations of ETS infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of the executive officers of ETS there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of the executive officers of ETS, threatened to the effect that any such Proprietary Rights owned or licensed by ETS, or which ETS otherwise has the right to use, is invalid or unenforceable by ETS.

         3.10 (i) ETS has not received notice of any material violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by ETS that has not been fully and finally resolved; (ii) to the knowledge of the executive officers of ETS, all permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws"), including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants") have been obtained; (iii) to the knowledge of the executive officers of ETS, no conditions exist on, in or about the properties now or previously owned or operated by ETS or any third-party properties to which any Pollutants generated by ETS were sent or released that could give rise on the part of ETS to material liability under any Environmental Laws, material claims by third parties under Environmental Laws or under common law or the occurrence of material costs to avoid any such liability or claim; and (iv) to the knowledge of the executive officers of ETS, all operators of WFNN's assets are in material compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to WFNN's assets.

         3.11 ETS has delivered to PMN financial statements of ETS dated December 31, 2001. All such statements, herein sometimes called "ETS Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of ETS for the periods indicated. All financial statements of ETS will have been prepared in accordance with generally accepted accounting principles.

         3.12 Since the dates of the ETS Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of ETS. ETS does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of ETS dated September 30, 2002 (whether accrued, absolute, contingent or otherwise).

                                   ARTICLE IV

                  Representations, Warranties and Covenants of
                           Premium Enterprises, Inc..

         No representations or warranties are made by any director, officer, employee or shareholder of PMN as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         PMN hereby represents, warrants and covenants to ETS and its shareholders, except as stated in the PMN Disclosure Statement, as follows:

         4.1 PMN is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of PMN, copies of which have been delivered to ETS, are complete and accurate, and the minute books of PMN contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of PMN.

         4.2 The aggregate number of shares which PMN is authorized to issue is 20,000,000 shares of common stock with no par value per share and 10 million shares of preferred stock, of which 2,025,140 shares of such common stock are issued and outstanding, fully paid and non-assessable, at the Closing under this Agreement. PMN will have, on the Closing Date, no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except options referred to in 2.2 above. No preferred stock of PMN is outstanding.

         4.3 PMN has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by PMN will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of PMN.

         4.5 The execution of this Agreement has been duly authorized and approved by the Board of Directors of PMN.

         4.6 PMN has delivered to ETS audited financial statements of PMN dated June 30, 2002. All such statements, herein sometimes called "PMN Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of PMN for the periods indicated. All statements of PMN will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the PMN Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of PMN. PMN does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of PMN dated Sept 30,2002 (whether accrued, absolute, contingent or otherwise).

         4.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of PMN, threatened against PMN or affecting any of its assets or properties, and PMN is not in any material breach or violation of or default under any contract or instrument to which PMN is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by PMN under any contract or other instrument to which PMN is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to PMN. There are, however, several judgments which have been disclosed to ETS, and are listed on the disclosure schedule 4.9 attached hereto and made a part hereof.

         4.9 PMN shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition except pursuant to the proposed minutes of the Board of Directors of PMN presented herewith for approval by ETS.

         4.10 The representations and warranties of PMN shall be true and correct as of the date hereof and as of the Effective Date.

         4.11 PMN corporate books and records are true records of its actions. PMN will also deliver to ETS on or before the Closing Date any reports relating to the financial and business condition of PMN which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.12 PMN has no employee benefit plan in effect at this time, however, PMN intends to adopt a 2002 Stock Option and Compensation Plan which will provide for the issuance of up to 300,000 shares of common stock, on a post-reverse split basis.

         4.13 PMN is current in its filing obligations under the federal securities laws. No report filed by PMN with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, and all such reports comply as to form and substance in all material respects with all applicable SEC requirements.

         4.14 PMN agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of ETS and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and PMN expressly assumes such indemnification obligations of ETS.

                                    ARTICLE V

              Obligations of the Parties Pending the Effective Date

         5.1 At all times prior to the Effective Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
(b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.2 PMN and ETS shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                             Procedure For Exchange

         6.1 At the Closing Date, the exchange shall be effected within 4 business days after receipt by M. A. Littman, as attorney for PMN, of the ETS common stock certificates representing 90% of the issued and outstanding common stock of ETS, together with the signed Exchange Agreements, containing the information necessary to issue the PMN shares to the exchanging shareholders of ETS, by instructing the transfer agent of PMN to issue the new certificates and sending the certificates of PMN by Federal Express to the exchanging shareholders.

                                   ARTICLE VII

                           Conditions Precedent to the
                          Consummation of the Exchange

         The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

         7.1 ETS and PMN shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Effective Date and PMN and ETS shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of ETS duly and properly called for such purpose in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for ETS and PMN.

         7.5 The representations and warranties made by ETS and PMN in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

         7.6  ETS shall have furnished PMN with:

                  (1) an agreement from each ETS shareholder who is an "affiliate" of ETS as defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145; (b) none of the shares of PMN common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; (c) the affiliate acknowledges that PMN is under no obligation to register the sale, transfer, or the disposition of PMN common stock by the affiliate.

                  (2) Securities Laws Compliance. Each shareholder of ETS shall sign an Exchange Agreement as contained on Schedule A. It is anticipated that the following SEC filings will need to be made as a result of the Plan and Agreement and the exchange: Forms 8-K, 8K12(g) 3, 13d and 13g, and appropriate amendments to the forms 8-k as may be necessary to include pro forma financials and consolidated financials.

         7.7 PMN shall furnish ETS with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of PMN, approving this Agreement and the transactions contemplated by it.

                                  ARTICLE VIII

                           Termination and Abandonment

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Effective Date:

                  (a)      By mutual consent of ETS and PMN;

                  (b) By ETS, or PMN, if any condition set forth in Article VII relating to the other party has not been met by the effective date or has not been waived in writing by the other party;

                  (c) By ETS, or PMN, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

                  (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

                  (e) By any party if the Agreement Effective Date is not within 30 days from the date hereof, or if the Closing Date passes without performance.

         8.2 Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                        Termination of Representation and
                        Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished four years after the Effective Date of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                    ARTICLE X

                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of ETS.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

         To: eTotalsource, Inc.:    1510 Poole Blvd.
                                    Yuba City, CA 95993



To:  Premium Enterprises, Inc.:     7609 Ralston Road
                                    Arvada, CO 80002

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

        10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of ETS and PMN. However, either ETS or PMN may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.7 The Board of Directors of PMN shall appoint the following individuals to the Board of Directors of PMN concurrent with the closing of the transaction contemplated in this agreement:

A)       Terry Eilers
B)       Virgil Baker
C)       Michael Sullinger
D)       Rich Barber
E)       Cody Morrow

         10.8 The Parties to this agreement hereby agree as follows: As soon after closing as possible, PMN shall take action to obtain shareholder approval of 1) a name change to a name to eTotalsource, Inc. and 2) a reverse split of one for four shares of the issued and then outstanding shares of common stock of PMN, which reverse split will become effective at the same time as the name change.

         10.9 As part of the inducement to PMN to enter into this agreement, the parties agree to the concurrent adoption of an irrevocable "poison pill" resolution by the Board of Directors of PMN which shall be a continuing covenant surviving the closing under this agreement, providing for a two year period within which no actions will be taken by PMN , its Board of Directors or any successor to PMN, which would reverse split, consolidate, reorganize, merge, or in any way reduce the number of outstanding shares of stock of PMN or any successor company (which shall be known as the "No Reverse Covenant") except that this shall not apply to a proposed one for 4 reverse split of the issued and outstanding shares immediately after the closing of the share exchange with the shareholders of ETS. In the event that the "No Reverse Covenant" is breached, the resolution and this covenant shall provide that it shall trigger a grant by PMN of an immediate mandatory dividend to each shareholder of PMN as of Sept 30, 2002, for each share owned after the new reverse split, consolidation, merger, or reductions of outstanding shares, of a number of shares inversely proportional to the amount of the reverse split, except that shares subsequently retired or repurchased by the company to reduce outstanding shares shall not be deemed a trigger of the No Reverse Covenant.

         10.10 Within ten days after the date of this Agreement, five shareholders of ETS holding a total of 90% of the issued and outstanding shares of ETS shall join this Agreement by execution of the signature page hereon. In the event this provision is not complied within the time specified, this Agreement and Plan of Reorganization shall be null and void and all agreements terminated.

         10.11 ETS shall pay or cause to be paid a total of $125,000; $50,000 as a non-refundable deposit herewith upon signing hereof and $75,000 at closing hereunder, which funds shall be used to pay legal fees and costs related to this transaction, accounting fees and audit fees as due, transfer agent fees, consulting fees due, and fees for services rendered.

         IN WITNESS WHEREOF, the parties have set their hands and seals this 18th day of December , 2002.

                                            Premium Enterprises, Inc.


                                            By: /s/ Wesley F. Whiting
                                                -------------------------
                                                     President

                                            Attest:________________________
                                                     Secretary

                                            eTotalsource, Inc.


                                            By:
                                              -----------------------------
                                                     President

                                            Attest: ________________________
                                                     Secretary

     eTotalsource,   Inc.  SHAREHOLDERS  (by  signature  below  or  pursuant  to execution of the Exchange Agreement and Representations incorporating this Agreement by reference.)


         Signatures                         Please Print Names

         1_________________________         _____________________________

         2_________________________         _____________________________

         3_________________________         _____________________________

         4_________________________         _____________________________

         5_________________________         _____________________________

                                  Schedule 4.9

Judgments:

1. Ally Capital vs. Premium Enterprises-Boulder County District Court - originally for $47,000, approximately, in 1996. The Secretary of State does not show Ally Capital as a company registered to do business in Colorado any more. This judgment still shows as outstanding.


2. Tusco, Inc. vs. Premium Enterprises, Inc. Adams County District Court - originally for $75,000 approximately in 1997. This was a landlord suit for rent and damages, and is enforceable for 20 years, and then may be renewed. No action has ever been taken to enforce this.


         Other Payables include old legal and accounting fees accrued in 1994-1996 upon which no suit has been filed and which are now beyond the applicable Statute of Limitations in Colorado (six years). They can be written off the payables list (next year is probably prudent). There are payables for legal fees, accounting, management compensation and advances, which are current, and these items will be settled with the issuance of a total of 300,000 S-8 shares of common stock (post split) and 500,000 restricted shares of common stock (post reverse) of PMN after the closing of this transaction. The parties agree that the judgments above, if sought to be enforced, are the continuing legal obligation of PMN and any shares or cash which may be used to settle these debts, are not the responsibility of former management or employees of PMN, nor any other agent of PMN, and PMN shall bear the sole responsibility for such judgments to the extent necessary to resolve any enforcement thereof.